The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the lead underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-16 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in STARM Mortgage Loan Trust 2007-4 only and will not represent interests in or obligations of the sponsor, the depositor, the underwriters, the master servicer, the securities administrator, the trustee, the servicer, the custodian or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2007-4
STARM Mortgage Loan Trust 2007-4
Issuing Entity
GS Mortgage Securities Corp.
Depositor
SunTrust Mortgage, Inc.
Sponsor, Seller and Servicer
Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator
Deutsche Bank National Trust Company
Trustee

Date: September 11, 2007
_________________

Each class of certificates is designed to receive monthly distributions of interest, principal or both, commencing on October 25, 2007.

Assets of the Issuing Entity—

•	Interest only and conventional hybrid, adjustable rate, fully amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential properties.

Credit Enhancement—

•	Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under “Description of the Certificates—Subordination and Allocation of Losses”;
•	Shifting interest as described in this term sheet supplement under “Description of the Certificates—Principal Distribution Amount” and “Credit Enhancements—Shifting Interests;” and
•	Cross-collateralization as described in this term sheet supplement under “Credit Enhancements—Cross Collateralization.”

The underwriter, Goldman, Sachs & Co., will purchase certain of the offered certificates, as described herein, from the Depositor, GS Mortgage Securities Corp., and, together with SunTrust Robinson Humphrey, Inc., will offer such offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter’s commission will be the difference between the price they pay to the depositor for such offered certificates and the amount they receive from the sale of such offered certificates to the public. There may be no underwriting arrangement for certain of the offered certificates, as described herein. See “Method of Distribution” in this term sheet supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION

Goldman, Sachs & Co.	SunTrust Robinson Humphrey, Inc.

For use with base prospectus dated February 13, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-78 in this term sheet supplement and under the caption “Index” beginning on page 128 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity;

and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

TABLE OF CONTENTS

TABLE OF CONTENTS	S-3

SUMMARY INFORMATION	S-6

The Transaction Parties	S-6
What You Own	S-7
Information about the Mortgage Pool	S-7
Servicing of the Mortgage Loans	S-8
Rated Final Distribution Date	S-8
The Offered Certificates	S-8
The Other Certificates	S-9
Structural Overview	S-9
Closing Date	S-10
Cut-Off Date	S-10
Statistical Calculation Date	S-10
Record Date	S-10
Distributions on the Certificates	S-10
Distributions of Interest and Certificate Interest Rates	S-10
Compensating Interest and Interest Shortfalls	S-11
Distributions of Principal	S-11
Credit Enhancements	S-12
Allocation of Realized Losses	S-13
Yield Considerations	S-13
Fees of the Master Servicer, Securities Administrator, Trustee and Servicer	S-13
Required Repurchases of Mortgage Loans	S-14
Book-Entry Registration	S-14
Denominations	S-14
Optional Purchase of the Mortgage Loans	S-14
Legal Investment	S-14
ERISA Considerations	S-14
Federal Income Tax Consequences	S-15
Ratings	S-15

RISK FACTORS	S-16

DEFINED TERMS	S-29

THE TRUST FUND	S-29

DESCRIPTION OF THE MORTGAGE POOL	S-30

General	S-30
SunTrust Underwriting Guidelines	S-32
The Index	S-34
Additional Information	S-34
Transfer of the Mortgage Loans to the Trustee	S-35
Representations and Warranties Regarding the Mortgage Loans	S-35

STATIC POOL INFORMATION	S-40

THE SPONSOR	S-40

THE DEPOSITOR	S-40

THE ISSUING ENTITY	S-40

THE TRUSTEE	S-40

THE SECURITIES ADMINISTRATOR	S-41

THE CUSTODIAN	S-42

THE MASTER SERVICER	S-43

General	S-43
Compensation of the Master Servicer	S-43
Indemnification and Third Party Claims	S-44
Limitation of Liability of the Master Servicer	S-45
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-45
Master Servicer Events of Default; Waiver; Termination	S-46
Reports by the Master Servicer	S-47
Assumption of Master Servicing by a Successor	S-47

THE SERVICER	S-47

General	S-47
SunTrust Mortgage, Inc.	S-48
Servicing Compensation and the Payment of Expenses	S-49
Collection and Other Servicing Procedures	S-50
Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans	S-50
Evidence as to Compliance	S-51
Servicer Events of Default	S-52
Rights upon Events of Default	S-52
Certain Matters Regarding the Servicer	S-53

DESCRIPTION OF THE CERTIFICATES	S-54

General	S-54
Distributions	S-55
Administration Fees	S-57
Principal Distribution Amount	S-57
Subordination and Allocation of Losses	S-59
The Residual Certificates	S-60
Advances	S-61
Available Distribution Amount	S-61
Optional Purchase of the Mortgage Loans	S-63
Rated Final Distribution Date	S-64
Reports to Certificateholders	S-64

YIELD AND PREPAYMENT CONSIDERATIONS	S-66

General	S-66
Principal Prepayments and Compensating Interest	S-66
Rate of Payments	S-67
Lack of Historical Prepayment Data	S-67
Yield Considerations with Respect to any Interest Only Certificates	S-68

Yield Considerations with Respect to the Offered Subordinate Certificates	S-68
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-68
Additional Information	S-69

CREDIT ENHANCEMENTS	S-69

Subordination	S-69
Shifting Interests	S-69
Cross-Collateralization	S-70

FEDERAL INCOME TAX CONSEQUENCES	S-70

Taxation of Regular Certificates	S-71
Special Tax Considerations Applicable to the Residual Certificates	S-71
Restrictions on Transfer of the Residual Certificates	S-72
Status of the Offered Certificates	S-74

CERTAIN LEGAL INVESTMENT ASPECTS	S-74

ACCOUNTING CONSIDERATIONS	S-74

ERISA CONSIDERATIONS	S-74

METHOD OF DISTRIBUTION	S-75

LEGAL MATTERS	S-76

CERTIFICATE RATINGS	S-76

INDEX OF TERMS	S-78

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. SunTrust Mortgage, Inc., a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation, with its principal executive offices at 901 Semmes Avenue, Richmond, Virginia 23224, telephone number (804) 291-0949. See “The Sponsor” in this term sheet supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See “The Depositor” in this term sheet supplement and in the prospectus.

Issuing Entity. STARM Mortgage Loan Trust 2007-4, a common law trust formed under the laws of the state of New York. See “The Issuing Entity” in this term sheet supplement.

Trustee. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000, attention: Trust & Securities Services, STARM 2007-4. See “The Trustee” in this term sheet supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, STARM 2007-4, telephone number (410) 884-2000 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, STARM 2007-4. See “The Securities Administrator” in this term sheet supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, STARM 2007-4, telephone number (410) 884-2000. See “The Master Servicer” in this term sheet supplement.

Servicer. It is anticipated that, on the closing date, SunTrust Mortgage, Inc., a Virginia corporation with its main office located at 901 Semmes Avenue, Richmond, Virginia 23224, telephone number (804) 291-0949, will service the mortgage loans. See “The Servicer” in this term sheet supplement.

Originator. SunTrust Mortgage, Inc. originated or acquired all of the mortgage loans that will be sold to the depositor and that will be conveyed from the depositor to the trustee, on behalf of the trust fund, on the closing date. See “Description of the Mortgage Pool—General” in this term sheet supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund contains a pool of mortgage loans and certain other assets, as described under “The Trust Fund” in this term sheet supplement.

Information about the Mortgage Pool

The mortgage pool will consist of interest only and conventional hybrid, adjustable-rate, fully amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties set to mature within 30 years of the date the applicable mortgage loan was originated.

The mortgage pool may consist of one or more loan groups, some of which may be grouped together into "tracks." The mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual interest rate adjustment date to a rate based on an index plus a fixed margin.

The index applicable to the mortgage loans is the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date.

The one-year LIBOR loan index will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.

The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap. Certain of the mortgage loans have a rate adjustment cap that applies to their initial interest rate adjustment date that differs from the rate adjustment cap that applies on each subsequent interest rate adjustment date. In addition, the interest rate may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate. On each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period, if applicable) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.

The mortgage loans will be acquired by GS Mortgage Securities Corp. from SunTrust Mortgage, Inc. on the closing date and are serviced by SunTrust Mortgage, Inc., in each case as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to a sale and servicing agreement. See “—The Transaction Parties—The Originator” and “—The Servicer” in this summary. It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under “—Servicing of the Mortgage Loans” in this summary.

For a further description of the mortgage loans, see “Description of the Mortgage Pool.”

Servicing of the Mortgage Loans

The primary servicing of the mortgage loans will be performed by SunTrust Mortgage, Inc. It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than SunTrust Mortgage, Inc. in accordance with the provisions of the master servicing and trust agreement and the sale and servicing agreement, as a result of the occurrence of unremedied events of default in servicer performance under the sale and servicing agreement.

Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make monthly scheduled payments of principal and interest to the servicer. On the 22nd day of each month, or if such day is not a business day, on the business day immediately preceding such date, pursuant to the sale and servicing agreement, the servicer will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by the servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If the servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, the servicer will be obligated to advance its own funds to cover that shortfall. In addition, the servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts. The servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, the servicer will not be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan. The master servicer (or successor master servicer, as the case may be) acting as successor servicer, or another successor servicer, will advance its own funds to make monthly advances if the servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement. See “Description of the Certificates—Advances” in this term sheet supplement.

Rated Final Distribution Date

It is expected that the rated final distribution date for distributions on the certificates will be the distribution date occurring in October 2037. The rated final distribution date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing mortgage loan in the related loan group.

The Offered Certificates

The classes of certificates in the term sheet with an “A” or an “X” in their class designations are referred to in this term sheet supplement as the “senior certificates.” If there is more than one loan group included in the mortgage pool, each class of senior certificates will relate to a specified loan group. In naming the classes of senior certificates, the first numeral (such as “1,” “2,” “3” and so forth), if any, will refer to the applicable loan group. In addition, the first letter (“A” or “X”) will refer to the status of the class as senior and the final character will refer to a subclass, if any. For example, the designation of a class of certificates as the “Class 1A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 1, the “Class 2A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 2, and so forth. Subject to certain crossovers that may be applicable following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a loan group will be paid solely from the mortgage loans or portions thereof allocated to that loan group.

The classes of certificates in the term sheet with a “M” or a “B” in their class designations are referred to in this term sheet supplement as the “subordinate certificates.” A single group of subordinate certificates may be issued, which may consist of class M, class B1, class B2, class B3, class B4, class B5 and class B6 certificates. If two or more separate groups of subordinate certificates are issued, generally a number will precede the “M” or “B” designation of each subordinate certificate to indicate the applicable grouping (for example, class 1M, class 1B1, class 1B2, class 1B3, class 1B4, class 1B5 and class 1B6 certificates and class 2M, class 2B1, class 2B2, class 2B3, class 2B4, class 2B5 and class 2B6 certificates). Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate tracks of related loan groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related track.

The only subordinate certificates that will be offered pursuant to the prospectus supplement are those subordinate certificates that will be rated with at least an investment grade rating, meaning that generally only the class M (or 1M and 2M), class B1 (or 1B1 and 2B1), class B2 (or 1B2 and 2B2) and class B3 (or 1B3 and 2B3) certificates will be offered pursuant to the prospectus supplement. These certificates are sometimes referred to in this term sheet supplement as “offered subordinate certificates” and, together with the senior certificates, the “offered certificates.”

The class or classes of certificates in the term sheet with an “R” in their class designation are referred to in this term sheet supplement as the residual certificates. One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

Any subordinate certificates issued by the trustee on behalf of the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement, the prospectus supplement or the prospectus. Generally, the class B4 (or 1B4 and 2B4), class B5 (or 1B5 and 2B5) and class B6 (or 1B6 and 2B6) certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Only the senior certificates, the offered subordinate certificates and, if specified in the final term sheet, the residual certificates will be offered by this term sheet supplement and the term sheet. As described under “—The Offered Certificates” above, one or more separate groups of residual certificates may or may not be offered, in each case as described in the final term sheet and/or the prospectus supplement.

The certificates will represent interests in the mortgage pool described above under “—Information about the Mortgage Pool.”

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features expected to be applicable to the offered certificates.

Closing Date

On or about September 24, 2007.

Cut-Off Date

September 1, 2007.

Statistical Calculation Date

August 1, 2007.

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates. Distributions will be made on the 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day. The first distribution date will be October 25, 2007.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and under “Description of the Certificates—Distributions” in this term sheet supplement.

The certificate rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of the prospectus supplement and as set forth or described in the term sheet. The net rate on a mortgage loan is the mortgage loan’s interest rate, net of (i) the expense fee rate and (ii) the lender paid mortgage insurance rate, if applicable.

Interest to be distributed to certain classes of certificates on any distribution date will generally consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period. Interest will not accrue on overdue interest. For any distribution date, the interest accrual period will be (i) the preceding calendar month or (ii) the period from the prior distribution date (or the closing date in the case of the first interest accrual period) to the day preceding the current distribution date, in each case as more fully described in the term sheet and/or the prospectus supplement. Interest to be distributed on certain classes of certificates will be calculated based either (i) on a 360-day year consisting of twelve thirty-day months or (ii) on a 360-day year and the actual number of days elapsed, in each case as more fully described in the term sheet and/or the prospectus supplement.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If the servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, in particular the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month’s interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of the sale and servicing agreement, the servicer has agreed (or a successor servicer will agree) to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, any compensating interest payment by the servicer related to any distribution date shall not exceed one-half of the servicing fee for such distribution date. Neither the servicer nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see “Description of the Certificates—Distributions” and “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group (other than any interest only certificates). Not every class of certificates will receive principal on each distribution date.

A certain class or classes of senior certificates may be “super senior certificates” and a certain class or classes of senior certificates may be “senior support certificates.” Losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal balances thereof have been reduced to zero.

A certain class or classes of certificates may be “interest only certificates.” This means that investors in any of these classes of certificates, if any, will receive distributions of interest based on the respective class’s related notional amount, but investors in interest only certificates will not receive any distributions of principal.

The “notional amount” applicable to a class of certificates entitled to interest will be described in the prospectus supplement. Certain classes of certificates may have “notional amounts” that are based on the principal balances of certain other classes of certificates.

On each distribution date, a portion of the principal received or advanced on the mortgage loans in a loan group will be distributed to the certificates related to that loan group, as described under “Description of the Certificates—Distributions” in this term sheet supplement.

On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in the related loan group or loan groups, in proportion to their respective class principal balances. The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans in the related loan group or loan groups exceed certain levels and the delinquencies and losses on those mortgage loans do not exceed certain limits. For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments on related mortgage loans during such specified period, see “Description of the Certificates—Distributions” in this term sheet supplement. In addition, under certain conditions described in this term sheet supplement and the prospectus supplement under “Description of the Certificates—Distributions,” the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Distributions” in this term sheet supplement and the prospectus supplement.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal, and the related subordinate certificates will receive distributions in order of their numerical class designations. This provides additional security to the related senior certificates. In addition, a senior support certificate, if any, will provide credit support for the related super senior certificate, if any, in each case by absorbing realized losses on the related mortgage loans otherwise allocable to the related super senior certificates, as applicable, on each distribution date after the class principal balances of the related subordinate certificates have been reduced to zero. In a similar fashion, each class of related subordinate certificates provides credit enhancement to all other related subordinate certificates with lower numerical class designations.

Shifting Interests

Unless the aggregate class principal balance of the related subordinate certificates has reached a certain level relative to the related senior certificates or the delinquencies and losses on the related mortgage loans exceed certain limits, the related senior certificates will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on such mortgage loans for a specified period following the closing date. Thereafter, the related senior certificates (other than any interest only certificates) will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates (other than any interest only certificates) and the related subordinate certificates received all payments pro rata and increases the likelihood that holders of the related senior certificates (other than any interest only certificates) will be paid the full amount of principal to which they are entitled. In the event that the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to the classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the related subordinate classes. For a more detailed description of how principal prepayments are allocated among the senior certificates (other than any interest only certificates) and the related subordinate certificates, see “Description of the Certificates—Principal Distribution Amount” in this term sheet supplement.

Cross-Collateralization

With respect to certain loan groups, it is possible that, under certain limited circumstances, payments on the mortgage loans in one such loan group may be distributed to holders of senior certificates corresponding to another such loan group. As described in greater detail under “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement, the “cross-collateralization” among such loan groups would occur as a result of rapid prepayment and high loss situations. If there are 2 or more tracks of certificates, unless otherwise specified in the prospectus supplement, there will be no “cross-collateralization” or other relationship between or among the tracks.

Allocation of Realized Losses

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses will be allocated to the related certificates by deducting the net amount of such losses from the class principal balance of such certificates without making any payments to the certificateholders. In general, losses will be allocated in reverse order of numerical designation to the related subordinate certificates, starting first with the most junior class of related subordinate certificates then outstanding. After the class principal balances of the related subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of such class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to a super senior certificate will first be allocated to the related senior support certificate or certificates, until their respective class principal balances are reduced to zero, before realized losses are allocated to the related super senior certificates.

Yield Considerations

The yield to maturity on your certificates will depend upon, among other things:

•	the price at which the certificates are purchased;

•	the applicable annual certificate interest rate;

•	the applicable annual interest rate on the related mortgage loans;

•	the rate of defaults on the related mortgage loans;

•	the rate of principal payments (including prepayments) on the related mortgage loans;

•	whether an optional purchase occurs;

•	whether there is a delay between the end of each interest accrual period and the related distribution date; and

•	realized losses on the related mortgage loans.

Any interest only certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related loan group.

See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicer

As compensation for its services as master servicer and as securities administrator, Wells Fargo Bank, N.A. will be entitled to retain interest or investment income, if any, earned on amounts deposited in, or credited to, the master servicer account and the certificate account; such amounts will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under the sale and servicing agreement, it shall be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under the sale and servicing agreement.

The trustee is entitled to an annual trustee fee, which will be paid by the master servicer out of its own funds.

The servicer is entitled with respect to each mortgage loan to a monthly servicing fee, which will be retained by the servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be as described in the prospectus supplement.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the originator are breached in any material respect as of the date made, or there exists any uncured material document defect, SunTrust Mortgage, Inc. will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under “Description of the Mortgage Pool—Transfer of the Mortgage Loans to the Trustee” and “—Representations and Warranties Regarding the Mortgage Loans.”

Book-Entry Registration

In general, the offered certificates, other than any offered residual certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See “Description of the Securities—Book-Entry Registration” in the prospectus. In addition, the residual certificates are subject to certain transfer restrictions. See “Federal Income Tax Consequences” in this term sheet supplement.

Denominations

The senior certificates (other than any interest only certificates and any offered residual certificates) are offered in minimum denominations of not less than $25,000 initial class principal balance each and multiples of $1 in excess of $25,000. With respect to initial European investors only, the underwriters will only sell offered certificates in minimum total investment amounts of $100,000. The subordinate certificates are offered in minimum denominations of not less than $100,000 initial class principal balance each and multiples of $1 in excess of $100,000. Any interest only certificates may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. Each of the residual certificates offered by this term sheet supplement, if any, will have an initial class principal balance of $100 and will be offered in a combined certificate that represents a 99.99% interest in the separate residual interest of each related REMIC. The remaining 0.01% interest in each of the residual certificates will be held by the securities administrator.

Optional Purchase of the Mortgage Loans

The servicer may purchase, or, if SunTrust Mortgage, Inc. is no longer acting as servicer of the mortgage loans, the depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of, all of the mortgage loans and REO properties or a track of loan groups and the related REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans, or the loans in such track, as applicable, is equal to or less than 1% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. In the case of the depositor’s option to solicit bids, the master servicer will accommodate any such request at its sole discretion. Notwithstanding the foregoing, in no event will the purchase or sale price, as applicable, be less than par value. The proceeds of any such purchase or sale of the trust property will be distributable to each outstanding class of the related offered certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Certain Legal Investment Aspects” in this term sheet supplement.

ERISA Considerations

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate. If offered, the residual certificates may not be purchased by or transferred to such a plan or to similar governmental plans. See “ERISA Considerations” in this term sheet supplement and “ERISA Considerations—Underwriter Exemption” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund. The certificates, other than the residual certificates, will represent ownership of regular interests and will generally be treated as debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

Any interest only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, if offered, see “Federal Income Tax Consequences” in this term sheet supplement and the prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. indicated in the term sheet. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates
Recently, the residential mortgage loan market has experienced increasing levels of delinquencies, defaults and losses, and we cannot assure you that this will not continue. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies, defaults and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, particularly in the subprime, Alt-A and other nonprime sectors. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies, defaults and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgages loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to deterioration in the financial performance of many subprime, Alt-A and other nonprime loan originators. In some other cases, such deterioration has caused certain loan originators to cease operations. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans. The inability of a loan seller to repurchase or substitute for defective mortgage loans would likely cause the related mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the offered certificates could occur. Even in cases where a loan originator has the economic ability to repurchase loans, the increasing volume of repurchase claims has resulted in longer periods between when a repurchase claim is presented and when it is resolved, and a greater proportion of claims being refused or contested by originators.

The mortgage loans held by the issuing entity do not include subprime mortgage loans; however, many originators that underwrite prime or Alt-A mortgage loans also underwrite subprime mortgage loans and consequently have exposure to the subprime mortgage market. In addition, some sources have reported that default rates on Alt-A loans have recently increased above the rates experienced on subprime loans.

In response to the deterioration in the performance of subprime, Alt-A and other nonprime mortgage loans, the rating agencies have taken action with respect to a number of subprime and Alt-A mortgage securitizations. There can be no assurance that the rating agencies will not take additional action with respect to subprime, Alt-A and other nonprime securitizations in response to either the deteriorating delinquency, default and loss rates on subprime, Alt-A and other nonprime mortgage loans or the perception that such deterioration may occur in the future.

A number of state regulatory authorities have recently taken action against certain loan originators and servicers for alleged violations of state laws. Certain of those actions prohibit those servicers from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the ability of mortgage loan servicers, to take actions (such as pursuing foreclosures) that may be essential to service and preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations that applied to a servicer of the mortgage loans could adversely affect the issuing entity's ability to realize on the mortgage loans. See “Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

You should consider the risk that the general market conditions discussed above may affect the performance of the mortgage loans backing your certificates and may adversely affect the yield on your certificates.

There Is No Guarantee That You W1ill Receive Principal Payments on Your Certificates at Any Specific Rate or on Any Specific Dates
As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments on your certificates. Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Is Directly Related to the Prepayment Rate on the Mortgage Loans
The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the mortgage loans in the related loan group or loan groups. Principal payments on the mortgage loans may be in the following forms: scheduled principal payments; principal prepayments, which consist of prepayments in full or partial prepayments on a mortgage loan including prepayments received as a result of condemnation of a mortgaged property or certain proceeds of insurance relating to a mortgaged property that are not used to repair the property; and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.

The rate of prepayments is affected by a number of factors, and it is likely to fluctuate significantly over time. The mortgage loans may be prepaid by the mortgagors at any time without penalty. All of the mortgage loans in the trust fund are hybrid adjustable rate mortgage loans having an initial fixed rate period. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans during the initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment. If prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant, because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. General economic conditions and homeowner mobility will also affect the prepayment rate. Each mortgage loan contains a “due-on-sale” clause that the servicer is obligated to exercise unless prohibited from doing so by applicable law. Therefore, the sale of any mortgaged property is likely to cause a prepayment in full of the related mortgage loan. In addition, an increased rate of mortgagor defaults, any repurchases of mortgage loans by the servicer due to breaches of its representations or warranties or an early optional purchase will accelerate the rate of principal repayment on the related certificates. A rate of principal repayment which is different from that which you anticipate may result in one or more of the following consequences:

•     if you purchase a certificate at a premium over its original class principal balance and the rate of prepayments is faster than you expect, your yield may be lower than you anticipate;

•     if you purchase a certificate at a discount from its original class principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate;

•     if you purchase an interest only certificate, in particular a Class 2X Certificate, and the rate of principal payments on the related mortgage loans is faster than you expect, your yield may be significantly lower than you anticipate, and may cause you to fail to recover your initial investment in your certificates;

•     if you purchase a certificate at par, your yield will generally not be affected by principal repayment rate fluctuations; however, an extension of the weighted average life of your certificates due to a slower than anticipated rate of repayment may adversely affect the market value of your certificates; and

•     if the rate of principal repayment is faster than anticipated in a decreasing interest rate environment, you may not be able to reinvest the principal distributions you receive on your certificates at a rate that is comparable to the certificate rate on your certificates.

We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts for mortgage loans of the type included in the trust fund over an extended period of time, and the experience with the mortgage loans included in the trust fund is insufficient to draw any conclusions regarding the expected prepayment rates on such mortgage loans. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity in the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. See “Yield and Prepayment Considerations” in this term sheet supplement and in the prospectus.

The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates
The certificate rates on the offered certificates will be based on or limited by the net mortgage interest rates on the mortgage loans. The interest rate on each of the mortgage loans is fixed for an initial period from the respective date of origination. Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin. Increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a subsequent rate adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate. For information regarding the remaining fixed periods for the mortgage loans, see the collateral tables provided in the final term sheet, and “Description of the Mortgage Pool” in this term sheet supplement. The yield on the certificates, which bear certificate rates based on or limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in such weighted average net rates.

Losses on the Mortgage Loans Will Reduce the Yield on the Certificates
Allocation of Losses
A loss will be realized on a mortgage loan when it is liquidated and the liquidation proceeds are less than the outstanding principal balance, accrued but unpaid interest and certain related expenses on such mortgage loan. After the aggregate class principal balances of the non-offered subordinate certificates have been reduced to zero, losses on the mortgage loans in the related loan group or loan groups will be allocated exclusively to the offered subordinate certificates, in reverse order of seniority, and, as a result, these certificates will be extremely sensitive to losses on the mortgage loans in the related loan group or groups. After the aggregate class principal balances of the related subordinate certificates have been reduced to zero, all further losses on the related mortgage loans will be allocated, pro rata, to the classes of senior certificates related to the mortgage loans that have experienced realized losses; provided, however, that any realized losses allocable to any super senior certificates will first be allocated to any related senior support certificates until the class principal balance of such senior support certificates has been reduced to zero, and then will be allocated to the related super senior certificates in reduction of their respective class principal balances. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Subordinate Certificates Provide Credit Support Only for the Senior Certificates in the Related Loan Groups
Because the subordinate certificates provide credit support only for the related senior certificates, it is possible that the class principal balances of the senior certificates may be reduced as the result of realized losses in the related loan groups even though more subordinate certificates related to another loan group remain outstanding. For example, if you own certificates and losses on mortgage loans in the related loan group or loan groups exceed the aggregate principal balances of the related subordinate certificates, additional losses on mortgage loans in the loan group related to your certificates will be allocated to your certificates even though another track of subordinate certificates may remain outstanding.

Senior Support Certificates Will Absorb Losses Allocable to the Super Senior Certificates
If you own any senior support certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses allocable to any related super senior certificates in addition to the losses allocable to any senior support certificates. Because no realized losses will be allocated to any super senior certificates until the class principal balance of the related senior support certificates has been reduced to zero, the senior support certificates will be more sensitive to the loss experience of the related mortgage loans than other senior certificates.

Potential Inadequacy of Credit Enhancement
Because the offered subordinate certificates may be divided into tracks, a grouping of offered subordinate certificates may represent an interest in all of the mortgage loans in certain loan groups only, and the class principal balances of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any such loan group. As a result, losses on mortgage loans in one loan group in a track will reduce the loss protection provided by the subordinate certificates related to that track to the senior certificates corresponding to the other loan groups in such track, and will increase the likelihood that losses will be allocated to those other senior certificates.

Certain Interest Shortfalls Will Be Allocated Pro Rata to the Related Certificates
The certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code). These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty. Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

These laws may also impose certain limitations that may impair the servicer’s ability to foreclose on an affected mortgage loan during the mortgagor’s period of active service and, under some circumstances, during an additional period thereafter.

Default Risk on High Balance Mortgage Loans
As of the statistical calculation date and as of the cut-off date, the principal balance of certain mortgage loans may have been in excess of $1,000,000. You are encouraged to consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

Default Risk on Mortgage Loans with Interest Only Payments
Certain of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period of time following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

Risks Related to Simultaneous Second Liens and Other Borrower Debt
At the time of origination of any first lien mortgage loans in the trust fund, the originator or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

The Ratings on Your Certificates Could Be Reduced or Withdrawn
Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No assigning rating agency is obligated to maintain its ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Threat of Terrorism and Related Military Action May Affect the Yield on the Certificates
The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Prospective investors are encouraged to consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events. In addition, activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state or local statutes. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

Payments from the Mortgage Loans Are the Sole Source of Payments on the Certificates
The certificates do not represent an interest in or obligation of the depositor, the master servicer, the servicer, the securities administrator, the trustee, the custodian, the underwriters or any of their respective affiliates. The depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality and none of the depositor, the master servicer, the servicer, the securities administrator, the trustee, the custodian, the underwriters or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the depositor, the master servicer, the servicer, the securities administrator, the trustee, the custodian, the underwriters or any of their affiliates.

Geographical Concentration May Increase Risk of Loss
The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans. In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

SunTrust Mortgage, Inc. will represent and warrant, as of the closing date, that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether SunTrust Mortgage, Inc. had knowledge of any such damage, SunTrust Mortgage, Inc. will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

Factors that Reduce Collections Could Cause Early Repayment, Delayed Payment or Reduced Payment on the Certificates
A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for a mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Information Regarding Historical Performance of other Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•      differences in loan type;
•      the relative seasoning of the pools;
•      differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•      the extent to which the loans in a pool have prepayment penalties;
•      whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•      whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of the Servicer to Perform or Insolvency of the Servicer May Adversely Affect the Yield on the Certificates
The amount and timing of distributions on your certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. See “The Servicer” in this term sheet supplement. If the servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

Delinquencies Due to ServicingTransfer
It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the sale and servicing agreement as a result of the occurrence of unremedied events of default in servicer performance under the sale and servicing agreement.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See “The Servicer—General” and “—Rights upon Events of Default” in this term sheet supplement.

Servicing Fee May Be Insufficient to Engage Replacement Servicers
Since the fee payable to the servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer, if necessary, to accept an appointment for the related mortgage loans. In addition, to the extent the mortgage pool has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

Attempted Recharacterization of the Transfer from SunTrust Mortgage, Inc. to the Depositor and from the Depositor to the Trustee Could Delay or Reduce Payments to Investors in the Certificates
We expect that the transfer of the mortgage loans from SunTrust Mortgage, Inc. to the depositor and from the depositor to the trustee will each be characterized as a sale. Each of SunTrust Mortgage, Inc. and the depositor will document its respective transfer as a sale. However, a bankruptcy trustee or creditor of SunTrust Mortgage, Inc. or the depositor may take the position that the transfer of the mortgage loans to the depositor or the trustee, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If one or more of these events occur, payments on the certificates could be delayed or reduced.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates
The underwriters are not required to assist in resales of the offered certificates, although they may do so. A secondary market for the offered certificates may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange. The secondary market for asset-backed securities is experiencing significant reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your certificates.

Residual Certificates May Have Adverse Tax Consequences
For federal income tax purposes, certain of the residual certificates will represent the “residual interest” in the lower tier REMIC that will hold all assets relating to certain loan groups. Certain of the residual certificates will represent the “residual interest” in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. Net income from one REMIC generally may not be offset by a net loss from another REMIC. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans. The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the residual certificates. See “Descriptions of the Certificates—The Residual Certificates” in this term sheet supplement.

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates
You will not have a physical certificate if you own an offered certificate (other than a residual certificate, if offered). As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person who does not participate in The Depository Trust Company system may be limited due to the absence of a physical certificate. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop. In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you. Instead, the securities administrator will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-78 in this term sheet supplement and under the caption “Index” beginning on page 128 of the accompanying prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

THE TRUST FUND

The master servicing and trust agreement dated as of September 1, 2007 (the “Trust Agreement”), among GS Mortgage Securities Corp., as depositor (“GSMSC” or the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity as “Master Servicer” or “Securities Administrator”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and SunTrust Bank, as custodian (the “Custodian”), will establish the STARM Mortgage Loan Trust 2007-4, a common law trust formed under the laws of the state of New York (the “Trust Fund” or “Issuing Entity“) and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the “Mortgage Loans”) due after September 1, 2007 (the “Cut-Off Date”). These payments, when remitted to the Master Servicer by the Servicer (being deposited into a “Master Servicer Account”), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the “Certificate Account”). In exchange for the Mortgage Loans and other property conveyed to the Trustee, and on behalf of the Issuing Entity, the Securities Administrator will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•	the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

•	the maturity date of the Mortgage Loan; and

•	the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

•	a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•	any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•	amounts held in the Certificate Account.

The Custodian will execute and deliver to the Trustee and the Securities Administrator a custodial receipt representing that it possesses the mortgage loan files pursuant to a separate custodial agreement. The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. In addition, the Master Servicer (or the Trustee or its designee) will be obligated to act as successor servicer in the event of the resignation or removal of the Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, STARM 2007-4. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, STARM 2007-4, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. The Custodian is similarly indemnified pursuant to the applicable custodial agreement.

The interest or other investment income, if any, earned on funds on deposit in the Master Servicing Account and the Certificate Account will not be available for distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to the Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL
General

The description of the mortgage pool and the mortgaged properties in this section and in the term sheet is based on the Mortgage Loans as of the close of business on August 1, 2007 (the “Statistical Calculation Date”), after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this term sheet supplement and in the term sheet to “scheduled principal balance” refer to the scheduled principal balance as of the Statistical Calculation Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Statistical Calculation Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Statistical Calculation Date of the related Mortgage Loans determined in the same way. Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. We believe that the information in this term sheet supplement and in the term sheet for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See “—Additional Information” below.

The mortgage pool may consist of one or more loan groups (each, a “Loan Group”). These groups may be grouped together into different tracks. If the mortgage pool is not divided into separate tracks, references in this term sheet supplement to different tracks will collectively refer to the mortgage pool.

The Mortgage Loans consist of interest only and conventional hybrid, adjustable-rate, fully amortizing Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a “Mortgaged Property”). Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual interest rate adjustment date (the “Adjustment Date”) to a rate based on an index plus a fixed margin (the “Gross Margin”). Each Mortgage Loan is expected to use the One-Year LIBOR Loan Index (described below) as its relevant index (the “Index”). The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units and individual units in planned residential developments have the additional characteristics described below and in the prospectus.

Each Mortgage Loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 30 years. All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the “Due Date”). Certain of the Mortgage Loans may pay interest only and will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

As of the Statistical Calculation Date, none of the Mortgage Loans are 30 to 59 days delinquent and none of the Mortgage Loans are 60 days or more delinquent. As used herein, a Mortgage Loan is considered to be “30 to 59 days” or “60 days or more” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled Due Date (or the second following monthly scheduled Due Date, as applicable). The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on December 1 that remained unpaid as of the close of business on December 31 would then be considered to be 30 to 59 days delinquent.

The Mortgage Loans will be acquired by the Depositor from SunTrust Mortgage, Inc. (“SunTrust” or the “Seller”) on the Closing Date pursuant to a sale and servicing agreement (the “Sale and Servicing Agreement”). The Seller, under the Sale and Servicing Agreement, will make certain representations and warranties (see “—Representations and Warranties Regarding the Mortgage Loans” below) regarding the Mortgage Loans. The Depositor will assign its rights under the Sale and Servicing Agreement, including its rights to enforce such representations and warranties, to the Trustee on behalf of the issuing entity insofar as they relate to the particular Mortgage Loans conveyed to the Trust Fund.

On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Gross Margin, rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a “Rate Adjustment Cap”). Certain of the Mortgage Loans have a Rate Adjustment Cap that applies to their initial Adjustment Date (the “Initial Rate Adjustment Cap”), that differs from the Rate Adjustment Cap that applies on each subsequent Adjustment Date (a “Subsequent Rate Adjustment Cap”). In addition, each Mortgage Loan is subject to an overall maximum interest rate (a “Maximum Mortgage Interest Rate”), and specifies an overall minimum interest rate (a “Minimum Mortgage Interest Rate”), which is equal to the Gross Margin for that Mortgage Loan. On the first Due Date following each Adjustment Date for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity (except in the case of any interest only Mortgage Loan during its interest only period). Each Mortgage Loan contains a “due-on-sale” clause which the Servicer will exercise unless prohibited from doing so by applicable law.

SunTrust Underwriting Guidelines

General. SunTrust Mortgage, Inc. (“SunTrust” ) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI” ), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of June 30, 2007, STI had total assets of $180.3 billion and total deposits of $122.9 billion. STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia. SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC” ) merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust has originated Alt-A mortgage loans since 2002.

Origination Process. SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer. SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states. SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website. SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states. All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

Origination Volume. The following table sets forth selected information regarding SunTrust’s residential mortgage loan originations for the past three years:

	Year to Date June 30, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004

	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)
Loan Type
Agency Fixed	101,518	18,614,250	134,590	23,190,502	118,353	19,604,164	78,436	11,719,353
Agency ARM	4,058	991,599	4,068	876,296	4,762	871,644	17,877	3,184,106
EZ Option Fixed (1)	4,378	1,079,787	28,302	6,080,958	19,421	4,021,560	2,326	412,966
EZ Option ARM (1)	627	175,500	9,447	2,370,321	15,750	3,778,697	6,862	1,622,846
Jumbo Fixed	5,730	3,674,409	6,857	4,258,863	5,091	2,746,943	3,454	1,673,674
ARM Plus (2)	26	15,397	298	100,090	2,854	940,210	1	333
Other	42,231	8,262,201	116,222	18,432,858	103,398	15,690,489	74,762	11,616,584
Total:	158,568	32,813,143	299,784	55,309,888	269,629	47,653,707	183,718	30,229,862

(1) “EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.
(2) “ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

Underwriting Standards

SunTrust underwriting guidelines are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence, 2nd home or investment property. The maximum loan amount for a cash out refinance is $2,000,000 with $200,000 cash back to the borrower for LTV’s > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

The Index

The Index for each Mortgage Loan is the One-Year LIBOR Loan Index (as defined below).

The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “One-Year LIBOR Loan Index”).

Additional Information

The Prospectus Supplement will contain important information about the Mortgage Loans including:

•	the mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

•	the initial Adjustment Dates and the Gross Margins;

•	the years in which initial Scheduled Payments on the Mortgage Loans were due;

•	the current loan-to-value ratios of the Mortgage Loans;

•	the types of Mortgaged Properties;

•	the geographic distribution by state of the Mortgaged Properties;

•	the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

•	the original terms to maturity of the Mortgage Loans;

•	the interest rate Index and all applicable caps and floors for the mortgage interest rates;

•	the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•	the mortgagor’s stated purpose of financing; and

•	the credit score ranges.

The credit score tables appearing in Appendix A of the prospectus supplement will show the credit scores, if any, that SunTrust collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission generally within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under “Description of the Mortgage Pool,” that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans will be sold by the Seller to the Depositor as of the Cut-Off Date pursuant to the Sale and Servicing Agreement among the Servicer, the Seller and the Depositor. The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date, will then be sold by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the terms of the Trust Agreement. In connection with such transfer, the Depositor will assign all of its rights and obligations under the Sale and Servicing Agreement (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee. The Securities Administrator will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates on behalf of the Issuing Entity. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the “Mortgage Loan Schedule”).

As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the Custodian in accordance with the Sale and Servicing Agreement. Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by the Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System (“MERS”). For these Mortgage Loans, the Custodian will not have original documentation. Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreement provides that, if a document that should have been delivered to the Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of the Servicer to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the Sale and Servicing Agreement, the Seller will make certain representations and warranties to the Depositor in connection with the transfer of the Mortgage Loans to the Depositor. In connection with the transfer of the Mortgage Loans to the Trust Fund, the Depositor will assign to the Trustee on behalf of the Issuing Entity all of its rights under the Sale and Servicing Agreement, including the benefit of the representations and warranties. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties that will be made with respect to the Mortgage Loans in the Sale and Servicing Agreement. In addition, certain of the representations and warranties set forth below may not be made with respect to all of the Mortgage Loans. Each representation made by the Seller will be made as of the Closing Date.

(i)	Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii)
Payment History. All payments on the Mortgage Loans have been made and credited and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii)
No Outstanding Charges. There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage. All taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv)
Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part;

(v)
No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi)
No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii)
Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii)
Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance;

(ix)
Valid First Lien; No Mechanics’ Liens. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject. No mechanics’ liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x)
Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi)
Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii)
Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or (5) not doing business in such state;

(xiii)
Title Insurance. Each Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac. The Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv)
Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv)	Occupancy. At origination, the Mortgaged Property was lawfully occupied under applicable law;

(xvi)	No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii)
Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii)
Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix)
Mortgaged Property Undamaged; No Condemnation. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx)
Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi)
Payment Terms. The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest (other than for interest-only Mortgage Loans, which have initial periods where no principal is owed by the mortgagor) over a term of no more than thirty years; provided, that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates. No Mortgage Loan has a shared appreciation or other contingent interest feature or permits negative amortization;

(xxii)
No Defaults. Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii)	Loan-to-Value Ratio. The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv)
Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the Sale and Servicing Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv)	No Foreclosure. No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi)
No Mortgagor Bankruptcy. No mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii)	No Adverse Selection. The Seller did not use adverse selection procedures when designating Mortgage Loans for sale to the Depositor;

(xxviii)
Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix)
Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxx)
The Appraisal. The Mortgage Loan documents contain an appraisal of the related Mortgaged Property obtained at the time of origination by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable, at the time of appraisal;

(xxxi)
Servicemembers Civil Relief Act. The mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii)	No Additional Payments. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii)
Comparable and Complete Mortgage Loan File. Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv)
HOEPA. No Mortgage Loan is classified as “high cost” or “predatory” mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a “high cost” mortgage loan under any applicable federal or state laws;

(xxxv)
Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi)	No Credit Insurance Policies. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies;

(xxxvii)
Fraud. Neither the Seller nor any of the Seller's officers, employees or agents (including, but not limited to, the wholesale and correspondent channels of the Seller) has committed, made or engaged in any error, omission, misrepresentation, negligence, fraud or similar occurrence in connection with the origination of any Mortgage Loan; and

(xxxviii)
Prepayment Penalty Term. No Mortgage Loan originated prior to October 1, 2002 will impose a prepayment premium for a term in excess of five years after its origination. No Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties (including, without limitation, the Depositor, the Securities Administrator, the Trustee and SunTrust) as provided in the Sale and Servicing Agreement. Within the applicable time period under the Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. The Seller and Servicer will not have the right to substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises.

If any defective Mortgage Loan is not repurchased by the Seller and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under “Credit Enhancements—Subordination” in this term sheet supplement.

None of the Servicer, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller defaults on its obligation to repurchase a Mortgage Loan from the Trust Fund in connection with a breach of a representation and warranty or in connection with a defective document as described above.

In connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity, the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

Certain static pool data and delinquency data for SunTrust is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "STARM 2007-4”.

The information available on the foregoing website relating to any mortgage loans originated prior to January 1, 2006, is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

THE SPONSOR

SunTrust will act as Sponsor of the Issuing Entity.  SunTrust is a Virginia corporation and a wholly-owned subsidiary of SunTrust Bank.  SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans.  SunTrust has been an active seller of residential mortgage loans to various participants in the secondary mortgage markets and has acted as a servicer of mortgage loans included in securitization transactions.  SunTrust has previously acted as a sponsor of four securitization transactions.  For a description of SunTrust’s experience in originating and servicing residential mortgage loans, see “Description of the Mortgage Pool—SunTrust Underwriting Guidelines” and “The Servicer—SunTrust Mortgage, Inc.”

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is an affiliate of Goldman, Sachs & Co., one of the Underwriters. The Depositor will not have any business operations other than securitizing mortgage assets and related activities. For additional information regarding the Depositor, see “The Depositor” in the prospectus.

THE ISSUING ENTITY

STARM Mortgage Loan Trust 2007-4, the Issuing Entity, will be formed on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Trust Agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to an annual fee, which will be payable by the Master Servicer from its own funds. The Trustee will be obligated to act as successor servicer in the event of the resignation or removal of the Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of the removed or resigned Servicer.

The Trust Agreement provides that the Trustee and any officer, employee or agent of the Trustee, or its designee, including in its capacity as successor Master Servicer, will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee arising under the Trust Agreement and the Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of fat least $50,000,000.

The Trustee may, upon written notice to the Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Securities Administrator under the Trust Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the terms of the Trust Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. The Securities Administrator also will act as paying agent and certificate registrar for the certificates. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

The Securities Administrator will act as certificate registrar of the certificates. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicer.

The Trust Agreement provides that the Securities Administrator and any officer, employee or agent of the Securities Administrator will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Securities Administrator arising under the Trust Agreement and the Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

For information, with respect to the Securities Administrator’s liability under the Trust Agreement and any indemnification that the Securities Administrator will be entitled to from the trust, see “The Master Servicer—Indemnification and Third Party Claims” in this term sheet supplement

The Securities Administrator will be required to prepare and deliver a statement of compliance and a report on assessment of compliance as described under “The Servicer—Evidence as to Compliance.”

THE CUSTODIAN

SunTrust Bank, a Georgia banking corporation, will serve as custodian of the mortgage loan files pursuant to a separate custodial agreement and the Trust Agreement. The principal document custody facilities of SunTrust Bank are located at 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, VA 23224. SunTrust Bank serves as the document custodian for certain mortgage loans that are serviced by SunTrust, including, primarily, residential mortgage loans sold to Fannie Mae and Freddie Mac.  SunTrust Bank serves as custodian for four public residential mortgage loan securitizations.

Pursuant to the Trust Agreement, the Custodian will execute and deliver to the Trustee and the Securities Administrator, a custodial receipt representing that it possesses the mortgage loan files to which it agreed to act as custodian pursuant to the custodial agreement.

The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.

The Custodian will be required to prepare and deliver a report on assessment of compliance as described under “The Servicer—Evidence as to Compliance.”

As provided in the Trust Agreement, should the Custodian’s long-term senior unsecured debt rating fall below certain specified levels, the Custodian will be terminated under the custodial agreement and will transfer the mortgage loan files to a successor custodian acceptable to the Rating Agencies.

THE MASTER SERVICER

General

Wells Fargo Bank will act as the Master Servicer pursuant to the terms of the Trust Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Sale and Servicing Agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against the Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under “The Servicer—Evidence as to Compliance.”

Compensation of the Master Servicer

As compensation for its services as Master Servicer and Securities Administrator, Wells Fargo Bank will be entitled to retain any interest or investment income earned on amounts deposited in, or credited to, the Master Servicer Account and the Certificate Account. Such retained amounts will not be available for distribution to certificateholders. In the event the Master Servicer assumes the duties of the Servicer or a successor servicer under the Sale and Servicing Agreement, it will be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to the Servicer under the Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (a) any interest or investment income earned on amounts deposited therein, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims,” and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicer (including the costs of terminating the Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from the Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement will accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee will promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreement, any agreement assigning the Sale and Servicing Agreement to the Trustee on behalf of the Trust Fund, the custody agreement or the certificates, except to the extent that any such loss, liability or expense is related to (a) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (b) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer will be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described under “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer will have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents will not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency listed in the prospectus supplement to the effect that such action will not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer will not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer will be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation will become effective until a successor master servicer appointed by the Trustee shall have assumed the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a “Master Servicer Event of Default“ by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from the Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer or its affiliates to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master Servicer that performs any duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon written direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon written direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense. The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee or successor master servicer appointed by the Trustee shall assume the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Reports by the Master Servicer

As set forth in the Trust Agreement, on specified dates preceding the applicable Distribution Date, the Servicer is required to deliver to the Master Servicer and the Master Servicer is required to deliver to the Securities Administrator remittance reports setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates—Distributions of Interest on the Certificates" and "—Distributions of Principal on the Certificates" in this term sheet supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Securities Administrator. In addition, the Servicer and the Master Servicer will be required to deliver to the Securities Administrator and the Depositor certain monthly reports relating to the Mortgage Loans and the mortgaged properties. The Securities Administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

Assumption of Master Servicing by a Successor

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under the Sale and Servicing Agreement if the Master Servicer is acting as successor servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the Depositor and the Rating Agencies listed in the prospectus supplement. The Trustee, its designee or any successor Master Servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and the Sale and Servicing Agreement if the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or the Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to the Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sale and Servicing Agreement to any successor party.

THE SERVICER

General

It is anticipated that the Mortgage Loans will initially be serviced by SunTrust (the “Servicer”).

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the Sale and Servicing Agreement as a result of the occurrence of unremedied Events of Default (as defined herein). In addition, subject to certain conditions specified in the Trust Agreement, the Servicer may engage a special servicer to undertake servicing responsibilities in respect of certain delinquent or defaulted Mortgage Loans. Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Information relating to the servicing activities of SunTrust is summarized below.

SunTrust Mortgage, Inc.

Servicing Operations. SunTrust is an approved seller/servicer for Fannie Mae, Freddie Mac and Ginnie Mae. SunTrust’s servicing operations are audited from time to time internally by SunTrust’s internal audit group and externally by Fannie Mae, Freddie Mac, Ginnie Mae, VA, and HUD as well as various investors and master servicers. As of June 30, 2007, SunTrust serviced more than 934,473 mortgage loans totaling more than $150.4 billion. SunTrust’s portfolio is composed of $142.5 billion in conventional loans and $7.9 billion in FHA/VA loans.

The following table sets forth selected information regarding SunTrust’s residential servicing portfolio:

	Year to Date June 30, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004
	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)
Loan Type
Agency Fixed	563,712	80,330,349	472,564	64,395,872	423,906	56,465,601	357,764	42,285,749
Agency ARM	31,338	5,409,386	31,265	5,149,189	35,398	5,693,272	41,144	6,736,565
EZ Option Fixed (1)	42,810	8,987,671	42,336	8,840,964	18,976	3,898,983	662	123,305
EZ Option ARM (1)	18,511	4,405,136	20,250	4,849,476	15,444	3,665,223	2,107	503,638
Jumbo Fixed	22,401	12,310,879	17,258	9,119,292	11,547	5,593,169	7,546	3,448,476
ARM Plus (2)	2,541	827,395	2,712	879,606	2,774	906,478
Other	253,160	38,183,417	261,199	36,739,550	225,488	29,335,096	182,339	21,567,363
Total:	934,473	150,454,234	847,584	129,973,949	733,533	105,557,822	591,562	74,665,096

(1)
“EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)
“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

Servicing Procedures. SunTrust maintains a centralized servicing platform in Richmond, Virginia. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. SunTrust utilizes Fidelity’s National Information Service’s (“Fidelity”) Mortgage Servicing Package (“MSP”) as its servicing system. SunTrust provides customary servicing pursuant to servicing agreements between SunTrust and various investors.

In accordance with applicable servicing agreements, SunTrust’s servicing activities may include one or more of the following: (1) collecting and remitting principal and interest payments on mortgage loans; (2) administering mortgage escrow accounts; (3) handling insurance claims, (4) advancing reasonable funds; and (5) executing collection and foreclosure procedures. SunTrust’s servicing portfolio consists primarily of agency fixed and ARM product. The servicing portfolio also includes Alt-A, Jumbo Fixed Rate and ARM products.

Both the insurance function and the tax function are outsourced. Insurance tracking and payment of all property insurance is fully outsourced to ZC Sterling, and SunTrust maintains a trained staff to handle exceptions, loss drafts, PMI and to provide oversight of the outsource vendor. ValuTree Real Estate Services, a wholly owned subsidiary of SunTrust, handles the real estate tax functions for loans serviced by SunTrust.

SunTrust has a Special Loans Department that services ARM loans which are audited by the department before an ARM change is completed. The Special Loans Department also services other products including Interest-Only ARMS, Payment Option ARMS, bridge loans, balloon payment loans, lot loans, and FNMA timely payment reward loans. The Special Loans Department also handles recasts, modifications, subordinations, non-qualifying assumptions, balloon loan resets, ARM conversions and partial releases.

SunTrust applies payments as required by applicable servicing agreements. Loans in the portfolio receive billing statements, and on the billing statement SunTrust provides account information and transaction summaries. Most payments are processed by our Lockbox provider, SunTrust Bank (operating out of Glen Burnie, Maryland), or are processed via various electronic means. Payments are processed within 24 hours and are effective on the date received. The Exception Processing Department conducts research relative to individual payment matters and manages payments that are not honored, such as checks returned for non-sufficient funds and ACH applications.

The Cash Accounting Department balances cash deposits on a daily basis, as well as identifies and distributes incoming wire transfers for payment application and payoffs. This department also balances custodial accounts according to Investor Guidelines on a monthly basis.

As a part of its default management strategy, SunTrust contacts delinquent customers through outbound calling from 8:00 am to 10:00 pm Monday through Thursday, 8:00 am to 6:00 pm on Friday, and from 8:00 am to noon on Saturday. SunTrust uses an automated dialer system for regular contact on delinquent accounts. Outbound dialer campaigns are designed by product and risk characteristics. Riskier products are slotted for more frequent and earlier call attempts. Mortgagors can also make electronic payments via our SurePay, E-Pay and E-Bill systems.

SunTrust utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed. SunTrust recently implemented Back in the Black as a default management system in Collections. Bankruptcies filed by borrowers are monitored in-house and assigned to local counsel, if delinquent.

SunTrust currently utilizes the Fidelity mortgage servicing platform to manage loans impacted by Bankruptcy filings. Status of accounts and timelines are monitored with Fidelity reports, Passport queries and updates from outside counsel. Loan assignment is by state to allow staff to develop and maintain a relationship with outside counsel.

SunTrust maintains foreclosed properties in our Real Estate Owned Department. SunTrust’s goal is to sell these properties out of inventory within 180 days of the foreclosure sale and at a price that exceeds the market’s target value (currently, 90% of value for net proceeds).

Servicing Compensation and the Payment of Expenses

A servicing fee (the “Servicing Fee”) for each Mortgage Loan will be payable to the Servicer at a per annum rate generally equal to 0.250% of the scheduled principal balance of each Mortgage Loan (the “Expense Fee Rate”). The rights of the Servicer to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicer is entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

The various mortgagors are generally required to make monthly payments of principal (except in the case of any interest only Mortgage Loans) and interest (“Scheduled Payments”) to the Servicer due on the Mortgage Loans. The Sale and Servicing Agreement generally requires that the Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with the Sale and Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

The Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under “Credit Enhancement—Reserve and Other Accounts.” The Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than “A-1” by S&P and “Prime-1” by Moody’s Investors Service, Inc., or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.

Pursuant to the Sale and Servicing Agreement, the Servicer will establish and maintain accounts (each, an “Escrow Account”) into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. The Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

The Servicer will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the Servicer will be required to notify the related mortgagor, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicer will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

The Servicer is required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a realized loss has not yet been taken similar to the insurance required above, as well as liability insurance. The Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

All policies are required to name the Servicer or the Trustee as loss payee and will be endorsed with standard or union mortgagee clauses, which will provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Compliance

During or prior to March of each year, commencing with March 2008, the Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on such review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2008, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, the Custodian and the Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year;

provided, however, the Custodian will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by the Servicer under the Sale and Servicing Agreement.

Servicer Events of Default

Events of default (“Events of Default”) under the Sale and Servicing Agreement will occur if:

(i)
the Servicer fails to remit any required payments under the Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii)
the Servicer fails to observe or perform in any material respect any covenant or agreement in the Sale and Servicing Agreement, which failure continues unremedied for a period of 30 days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iii)	the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(iv)
certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within 30 days, or the Servicer takes certain actions indicating its insolvency;

(v)	the Servicer admits in writing its inability to pay its obligations as they become due;

(vi)
the taking of any action by the Servicer, any employee of the Servicer, any affiliate of the Servicer or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under the Sale and Servicing Agreement or the indictment of any of the foregoing persons for criminal activity related to the mortgage origination or servicing activities of the Servicer, in each case, where such indictment materially and adversely affects the ability of the Servicer to perform its obligations under the Sale and Servicing Agreement (subject to the condition that such indictment is not dismissed within 90 days);

(vii)	the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; or

(viii)	the Servicer attempts to assign the Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in the Sale and Servicing Agreement.

Rights upon Events of Default

So long as a “Servicer Event of Default“ under the Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer, in its capacity as Servicer, under the Sale and Servicing Agreement. On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer, nor the terminated Servicer will be relieved of any of its responsibilities under the Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under the Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer. In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to the Servicer’s obligation to make Servicing Advances or P&I Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

Certain Matters Regarding the Servicer

Pursuant to the Sale and Servicing Agreement, the Servicer may not assign the Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under the Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer, which consent may not be unreasonably withheld.

The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except by mutual consent of the Servicer, the Master Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer must be evidenced by an opinion of counsel delivered to the Master Servicer and the Securities Administrator, and in form and substance acceptable to the Trustee, the Master Servicer and the Securities Administrator. No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations in the manner provided in the Sale and Servicing Agreement.

The Sale and Servicing Agreement provides that any company into which the Servicer is merged or consolidated will succeed automatically to the duties of the Servicer, so long as such entity is a Fannie Mae/Freddie Mac approved servicer.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if the Servicer under the Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will have the right to terminate the Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Sale and Servicing Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

With respect to the Sale and Servicing Agreement, the Servicer will be indemnified and held harmless from the Trust Fund against any and all losses that it may sustain as a result of any act or omission on the part of the Trustee on behalf of the Trust Fund.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch, Inc. (“Fitch” and, together with S&P and Moody’s, the “Rating Agencies”), as indicated in the term sheet. On or about September 24, 2007 (the “Closing Date”), the Offered Certificates, other than the Subordinate Certificates indicated in the term sheet, will qualify as “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

The Sale and Servicing Agreement obligates the Servicer to make advances when payments on the Mortgage Loans are delinquent and the Servicer determines that certain other conditions are satisfied, as described in this term sheet supplement under “—Advances.” If the Servicer fails to make such Advances, then the Master Servicer, or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.

The Mortgage Pass-Through Certificates, Series 2007-4 will consist of the classes indicated in the prospectus supplement.

Collectively, the certificates will represent the ownership of the property in the Trust Fund. Legal title to the property of the Trust Fund will be held by the Trustee. Only the “Senior Certificates,” the “Offered Subordinate Certificates” and, if specified in the final term sheet and/or the prospectus supplement, the “Residual Certificates” (together with the Senior Certificates and the Offered Subordinate Certificates, the “Offered Certificates”) will be offered by the prospectus supplement. The “Non-Offered Subordinate Certificates,” if any, will not be offered hereby. The Offered Subordinate Certificates together with the Non-Offered Subordinate Certificates are sometimes referred to herein as the “Subordinate Certificates.” If so described in the term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Super Senior Certificates.” If so described in the term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Senior Support Certificates.”

The “Class Principal Balance” for any Distribution Date and for any class of certificates (other than any Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The “Certificate Principal Balance,” for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

It is possible that a certain class or classes of certificates (the “Interest Only Certificates”) will be issued from the Trust Fund that will not have a Class Principal Balance, but will only have a notional amount. The “Notional Amount” for any Distribution Date and any class of Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of certain of the other Offered Certificates, as described in the term sheet and the prospectus supplement, if applicable.

The Senior Certificates (other than any Interest Only Certificates) will each be issued in minimum denominations of not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Subordinate Certificates will each be issued in minimum denominations equivalent to not less than $100,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. Any Interest Only Certificates will be issued in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. With respect to initial European investors only, the Underwriters will only sell Offered Certificates in minimum total investment amounts of $100,000. Each class of the Residual Certificates, if offered, will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in each related REMIC. The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator.

With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than any Interest Only Certificates) will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. If Interest Only Certificates are issued, then the percentage described in the preceding sentence will be 99% instead of 100%, and with respect to any date of determination, the percentage of all the voting rights allocated among holders of any Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amounts, of those certificates.

Distributions

Distributions on a group of classes of certificates (each, a “Certificate Group”) will generally be based on payments received or advanced on the Mortgage Loans in the related Loan Group. Two or more groups of Loan Groups may be grouped together as a “Track.” Distributions on a Track of Subordinate Certificates may be based on payments received or advanced in respect of all of the Mortgage Loans or the Mortgage Loans relating to a Track of Loan Groups.

Distributions will be made to certificateholders of record on the last business day of the Interest Accrual Period for each class related to the applicable Distribution Date (the “Record Date”). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, if offered, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

Beginning on October 25, 2007, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a “Distribution Date”), after reimbursement of any Advances to the Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer) and other permitted reimbursements, distributions will be made, to the extent of funds available therefor, in the order and priority described in the prospectus supplement which, generally, will be as described in the term sheet.

If the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the “Initial Subordination Level”) for such class of certificates (such class, the “Affected Subordinate Certificates”), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:

(1) pro rata (based on their respective Class Principal Balance) to each class of related Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the related class of Affected Subordinate Certificates having the lowest numerical designation, or

(2) if no class of related Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the related class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the related class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.

Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount with respect to the applicable Loan Groups, the aggregate Available Distribution Amount for the applicable Loan Groups may not be sufficient (after payment of amounts due to the related Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the related Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled “—Principal Distribution Amount.”

With respect to any class of Subordinate Certificates, the “Subordination Level” on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of the related classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all related classes of certificates, before giving effect to distributions and allocations of Realized Losses to the applicable certificates on that date.

In the event that an optional purchase of the Loans or a Track of Loans occurs, in either case as described in the section below entitled “—Optional Purchase of the Mortgage Loans,” the amount of any Fair Market Value Excess (as defined below) will be distributed to certain of the Residual Certificates, in each case in accordance with the provisions of the Trust Agreement.

The formula for calculating the applicable interest rate for each class of the Offered Certificates (the “Certificate Rate”) on any Distribution Date will be set forth in the term sheet and in the footnotes to the table on the cover of the prospectus supplement. The “Net Rate” for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Expense Fee Rate and (b) the Lender Paid Mortgage Insurance Rate, if applicable. The “Lender Paid Mortgage Insurance Rate” means, if applicable and with respect to certain of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the Servicer to pay the premium for the required primary mortgage guaranty insurance policy. “Accrued Certificate Interest” with respect to any class of certificates on each Distribution Date will equal (1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance plus (2) interest accrued but not paid on prior Distribution Dates. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The “Interest Accrual Period” with respect to any Distribution Date will be (i) the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months or (ii) the period from the prior distribution date (or the Closing date in the case of the first interest accrual period) to the day preceding the current distribution date, calculated on the basis of a 360-day year and an actual number of days elapsed.

The “Group Subordinate Amount” as to any Distribution Date and the Mortgage Loans in any particular Loan Group, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in that Loan Group for the preceding Distribution Date over the aggregate Class Principal Balance of the Senior Certificates related to that Loan Group after giving effect to distributions on that preceding Distribution Date.

The Servicer is obligated to remit to the Master Servicer from the Servicer’s own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments (“Compensating Interest”), provided, however, any Compensating Interest payment by the Servicer related to any Distribution Date shall not exceed one-half of the Servicing Fee for such Distribution Date. See “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement. Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Administration Fees

As described under the definition of “Available Distribution Amount” in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the Servicing Fee payable on each Mortgage Loan, compensation payable to the Master Servicer and any fees payable with respect to lender paid mortgage insurance, if applicable. On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicer and the Trustee will be entitled to their fees, certain expenses and indemnification amounts prior to the certificateholders receiving any distributions.

Principal Distribution Amount

On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above.

The “Senior Principal Distribution Amount” for each Loan Group and each Distribution Date will equal the sum of:

(i)	the Senior Percentage of the Principal Payment Amount for such Loan Group,

(ii)	the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,

(iii)	the Senior Liquidation Amount for such Loan Group,

(iv)	with respect to certain of the Loan Groups, crossover amounts, if applicable (allocable to principal) (as described under “Credit Enhancements”), if any, received from another such Loan Group and

(v)	the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.

The “Subordinate Principal Distribution Amount” for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) with respect to certain of the Loan Groups, the crossover amounts, if applicable, if any, allocable to principal paid to the Senior Certificates related to another such Loan Group or Loan Groups.

For any Distribution Date and any Loan Group, the “Principal Payment Amount” is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.

The “Senior Percentage” for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before the Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate scheduled principal balance of the Mortgage Loans in such Loan Group as of the Due Date in the prior calendar month, after giving effect to the Scheduled Payments due on that Due Date (whether or not received).

The “Subordinate Percentage” for each Loan Group and any Distribution Date will equal 100% minus the related Senior Percentage.

The “Principal Prepayment Amount”, for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month. “Payoffs” are prepayments in full on a Mortgage Loan and “Curtailments” are partial prepayments on a Mortgage Loan.

The “Senior Prepayment Percentage” for each Loan Group for each Distribution Date on or before September 2014 will equal 100%. After the Distribution Date in September 2014, the percentages for each Loan Group will be calculated as follows:

•
for any Distribution Date occurring in or between October 2014 and September 2015, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between October 2015 and September 2016, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between October 2016 and September 2017, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between October 2017 and September 2018, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date (other than the final Distribution Date) occurring in or after October 2018, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date; and

•	for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.
There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, for each track independently:

•
if the Senior Percentage for certain of the Loan Groups for that Distribution Date exceeds the initial Senior Percentage for such Loan Groups as of the Closing Date, then the Senior Prepayment Percentage for such Loan Groups for that Distribution Date will equal 100%;

•
if before the Distribution Date in October 2010 (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in such Loan Groups is less than or equal to 20% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups plus 50% of the related Subordinate Percentage for that Distribution Date; and

•
if on or after the Distribution Date in October 2010, (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the such Loan Groups is less than or equal to 30% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups

Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans (or on the Mortgage Loans in a particular Track) (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), or (B) cumulative Realized Losses on the Mortgage Loans (or on the Mortgage Loans in a particular Track) as of the Distribution Dates prior to October 2015, October 2016, October 2017 and October 2018 (and each October thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), then the Senior Prepayment Percentage for each related Certificate Group for that Distribution Date will be 100%.

The “Senior Liquidation Amount,” for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage for the related Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage for the related Loan Group of the Liquidation Principal derived from that Mortgage Loan.

“Liquidation Principal” is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. A “Liquidated Mortgage Loan” is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

“Liquidation Proceeds” means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in the final term sheet or this term sheet supplement. The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses to the related Subordinate Certificates prior to any allocation of Realized Losses to the related Senior Certificates. In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses to the related Subordinate Certificates in reverse order of numerical designation.

A “Realized Loss” on a Liquidated Mortgage Loan generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

Realized Losses realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the related Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. If applicable, the Class Principal Balances of the Subordinate Certificates related to a Track could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in such Track. Therefore, the allocation to such Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in such Track will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in such Track which did not incur the loss. If the Class Principal Balances of all of such Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in such Track would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of each such class until the Certificate Balance of each such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. The same concepts described in this paragraph would be applicable to other Tracks, if any.

Amounts received in respect of principal on a Mortgage Loan, net of the reasonable fees of the Servicer associated with the recovery of such Mortgage Loan, that has previously been allocated as a Realized Loss to a class of certificates (“Subsequent Recoveries”) will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance.

The Residual Certificates

Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month’s interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under “—Optional Purchase of the Mortgage Loans” below, are expected to be zero) in the Certificate Account from the Available Distribution Amount for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any, as set forth under “—Distributions” above. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under “—Optional Purchase of the Mortgage Loans” below). See “Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences” in the prospectus.

Advances

For each Mortgage Loan, the Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a “P&I Advance”). In addition, the Servicer will advance, as necessary, amounts necessary to preserve the Trust Fund’s interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, “Servicing Advances” and, together with P&I Advances, “Advances”). However, if the Servicer determines, in good faith, that a P&I Advance or Servicing Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance. Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make P&I Advances if the Servicer fails to do so (unless the Master Servicer or the Trustee, in its capacity as successor master servicer, or other successor servicer, as applicable, deems the P&I Advance to be nonrecoverable) as required under the Trust Agreement.

Upon liquidation of a Mortgage Loan, the Servicer (and the Master Servicer or Trustee, in its capacity as successor Master Servicer, if either has made any P&I Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan. The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any P&I Advances made on the Mortgage Loan. If the Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

The rights of the Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this term sheet supplement.

The “Available Distribution Amount,” for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in the Loan Group, of the following amounts:

(a)
the total amount of all cash received from or on behalf of the mortgagors or advanced by the Servicer (or the Master Servicer as successor servicer, or any other successor servicer) on the Mortgage Loans and not previously distributed (including P&I Advances made by the Servicer (or the Master Servicer as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in the Loan Group that are liquidated), except:

(i)	all Scheduled Payments collected but due on a Due Date after that Distribution Date;

(ii)	all Curtailments received after the previous calendar month;

(iii)
all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

(iv)	Liquidation Proceeds and insurance proceeds received on the Mortgage Loans in the Loan Group after the previous calendar month;

(v)	all amounts in the Certificate Account that are due and reimbursable to the Servicer under the Sale and Servicing Agreement;

(vi)	the servicing compensation and Master Servicer, Securities Administrator and Trustee compensation for each Mortgage Loan in such Loan Group for that Distribution Date;

(vii)	any cash required to be crossed over to any other Loan Group as described under “Credit Enhancements”; and

(viii)	such Loan Group’s share of all amounts reimbursable on such Distribution Date to the Securities Administrator, the Master Servicer, the Custodian or the Trustee;

(b)
the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by the Seller of any Mortgage Loans in the Loan Group as a result of defective documentation or a breach of representations and warranties;

(c)	any amounts crossed over from another Loan Group or Loan Groups to such Loan Group or Loan Groups as described under “Subordination and Allocation of Losses”; and

(d)	the amount of any Subsequent Recoveries received with respect to the Mortgage Loans of such Loan Group.

Optional Purchase of the Mortgage Loans

On any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans or of a Track of Mortgage Loans, as of the first day of the calendar month in which such Distribution Date occurs, is equal to or less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans or such Track of Mortgage Loans, as applicable, as of the Cut-Off Date, the Servicer may purchase the Mortgage Loans and all other property of the Trust Fund or the Mortgage Loans related to such Track, as applicable, on a non-recourse basis with no representations or warranties of any nature whatsoever. If SunTrust is no longer acting as Servicer of the Mortgage Loans, the Depositor may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and all other property of the Trust Fund on a non-recourse basis with no representations or warranties of any nature whatsoever (such event, the “Auction Call”). The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee shall make reasonable efforts to sell all of the property of the Trust Fund (or the Mortgage Loans and related REO Properties in the applicable Track) for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Master Servicer, on behalf of the Trust Fund, will sell all of the property of the Trust Fund (or the Mortgage Loans and related REO Properties in the applicable Track) to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided that (i) the sale price will not be less than Par Value (as defined herein) as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three (3) prospective purchasers and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such purchase or sale of the trust property (other than an amount equal to the excess, if any, of the proceeds of the purchase or sale over Par Value (such excess, the “Fair Market Value Excess”) will be distributed to the holders of the Certificates in accordance with the order of priorities set forth under “Distribution of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans and REO properties will be distributed to the holders of the residual certificates as provided in the Trust Agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

“Par Value” means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO properties), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed delinquency advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, and (4) with respect to any REO Property, the lesser of (x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each Mortgage Loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Principal Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates and (3) any unreimbursed delinquency advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the residual certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase assets of the Trust Fund as set forth above or the exercise by the Depositor of its option to request the Master Servicer to solicit bids therefor will effect early retirement of the Certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See “Administration—Termination; Optional Termination” in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on the certificates will be the distribution date occurring in October 2037. The rated final Distribution Date of each class of certificates was determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Group.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicer, setting forth:

(i)	the class factor for each class of certificates;

(ii)	the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

(iii)	the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

(iv)
the amount of distributions to the holders of certificates of each class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

(v)
the amount of distributions to the holders of certificates of each class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (i) the amount of interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

(vi)	the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

(vii)
if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;

(viii)
the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

(ix)
the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the Servicer and calculated using the MBA method, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

(x)
with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

(xi)
the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

(xii)
the aggregate amount of (i) Payoffs and Principal Prepayments made by borrowers, (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by the Seller; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

(xiii)	the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

(xiv)	the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;

(xv)	the Senior Percentages, the Senior Prepayment Percentages and the Subordinate Percentages, if any, for such Distribution Date; and

(xvi)	such other information as provided in the Trust Agreement.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts shall be expressed as a dollar amount per 10% percentage interest.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder. Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Trust Fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to each Certificate Group generally relate to payments on the Mortgage Loans in the related Loan Group, except in the limited circumstances described in this term sheet supplement. Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans in the related Loan Group or Loan Groups.

The Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin. When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Maximum Mortgage Interest Rate, the Minimum Mortgage Interest Rate, if any, and the Index then in effect, generally either twenty-five or forty-five days before the Adjustment Date. The Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Mortgage Interest Rate, and each Mortgage Loan has a Minimum Mortgage Interest Rate, which is equal to the Gross Margin.

Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor’s adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Certain of the Mortgage Loans may pay interest only and, if so, will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, the Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer’s compensation for that period.

To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayment occurred, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the related Subordinate Certificates, based upon the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See “Risk Factors” in this term sheet supplement and “Yield and Prepayment Considerations” in the prospectus. It is expected that the mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors are encouraged to fully consider all of the associated risks.

Lack of Historical Prepayment Data

There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally. In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the term sheet or the prospectus supplement or below under “—Yield Considerations with Respect to the Offered Subordinate Certificates.” Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to any Interest Only Certificates

The yield to maturity on any Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups. Because the interest payable to any Interest Only Certificates will based on the excess of the weighted average Net Rate of the Mortgage Loans in the applicable Loan Group over the Certificate Rate of related certificates applied to a notional amount equal to the aggregate Class Principal Balance of the related certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the applicable Loan Group or Loan Groups, especially those with the highest interest rates. If the Certificate Rate of the related certificates is equal to the weighted average Net Rate of the Mortgage Loans in the related Loan Group or Loan Groups, holders of the Interest Only Certificates will receive no distributions of interest that month. Prospective investors are encouraged to fully consider the risks associated with an investment in any Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups is rapid or an optional purchase of the Mortgage Loans in the related Loan Group or Loan Groups occurs, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on any Interest Only Certificates, see the table and accompanying text under “Yield and Prepayment Considerations—Yield Considerations with Respect to any Interest Only Certificates” in the prospectus supplement, which will indicate the approximate pre-tax yields to maturity for any Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

Yield Considerations with Respect to the Offered Subordinate Certificates

If the aggregate Class Principal Balance of the Non-Offered Subordinate Certificates related to the Mortgage Loans or a Track of Loan Groups, as applicable, is reduced to zero, the yield to maturity on the related Offered Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans or a Track of Loan Groups, as applicable, and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related Offered Subordinate Certificates, in reverse order of priority.

Additional Yield Considerations Applicable Solely to the Residual Certificates

Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders’ after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC’s term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or pools. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of “inducement fees” to a purchaser of a Residual Certificate; see “Federal Income Tax Consequences” in the prospectus.

The holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this term sheet supplement, the prospectus supplement and in the prospectus.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement. GSMSC intends to file and may have already filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Form FWP. Those tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date. See “Description of the Certificates—Distributions” in this term sheet supplement.

Losses on the Mortgage Loans or a Track of Loan Groups will be allocated, in each case until their respective Class Principal Balance has been reduced to zero, first, to the Subordinate Certificates or the Subordinate Certificates related to that Track of Loan Groups, as applicable, and second, pro rata, to the outstanding Senior Certificates or the outstanding Senior Certificates related to the Loan Group in which such losses have occurred, as applicable; provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Shifting Interests

Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the related Mortgage Loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 7th anniversary of the first Distribution Date (i.e., the Distribution Date in October 2014). During the next four years the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related Loan Group or Loan Groups, as the case may be. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in “Description of the Certificates—Distributions” in this term sheet supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled. See “Description of the Certificates—Distributions” and “—Principal Distribution Amount” in this term sheet supplement for important limitations on the accelerated amortization of the Senior Certificates.

Cross-Collateralization

If, as a result of losses on the Mortgage Loans grouped together in a Track of Mortgage Loans, if any, the aggregate Class Principal Balance of the certificates related to a Loan Group exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related “Affected Senior Certificates“), then future principal payments otherwise allocable to the related Subordinate Certificates will be “crossed over” or used to repay principal of the Affected Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the related Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Senior Certificates related to a Loan Group in the applicable Track, if any, exceeds the principal balance of the Mortgage Loans in such Loan Group. In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups), will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.

All distributions described above will be made in accordance with the priorities set forth under “Description of the Certificates—Distributions” in this term sheet supplement.

In addition, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the certificates related to a Track of Mortgage Loans, if any, has been reduced to zero prior to distributions on the current Distribution Date and such Senior Certificates are retired, amounts with respect to the related Mortgage Loans otherwise distributable as principal on each class of related Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other Loan Groups in the Track of Mortgage Loans that remain outstanding, until the Class Principal Balances of the related Senior Certificates have been reduced to zero. In order for the distribution priority described in the foregoing sentence to apply on any Distribution Date, it must also be true that the related Subordinate Percentage for that Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-Off Date.

All distributions described above will be made in accordance with the priorities set forth under “Description of the Certificates—Distributions” in this term sheet supplement.

If the Mortgage Loans are grouped together in Tracks of Loan Groups, there will generally be no “cross-collateralization” between the Tracks.

FEDERAL INCOME TAX CONSEQUENCES

The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more REMICs. The Securities Administrator on behalf of the Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests. Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

The Securities Administrator will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the Offered Certificates.

Taxation of Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates may be issued with original issue discount (“OID”). Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Certificate will be treated as holding a certificate with amortizable bond premium will depend on the holder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such holder. You should consult your own tax advisor regarding the possibility of making an election to amortize such premium. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or the amortization of premium, if any, for federal income tax purposes will be set forth in the Trust Agreement. GSMSC does not represent that the Mortgage Loans will prepay at any given rate.

See “Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments,” “—OID,” “—Market Discount” and “—Amortizable Premium” in the prospectus.

Special Tax Considerations Applicable to the Residual Certificates

If there are multiple Tracks of certificates, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups. In addition, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups of the other Track of certificates. Certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

If the Mortgage Loans are not grouped into Tracks, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold the Mortgage Loans and certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMIC. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding. Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered to represent “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability. In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

The Internal Revenue Service (the “IRS”) has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. The Residual Certificates will contain a legend describing the foregoing restrictions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Status of the Offered Certificates

The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust fund (exclusive of any assets not included in any REMIC) would be so treated. In addition, to the extent the assets of the trust fund (exclusive of any assets not included in any REMIC) represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from the Offered Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Regular Certificates will be treated as qualified mortgages under Section 860G(a)(3).

The Securities Administrator will be designated as the “tax matters person” for the Trust Fund as defined in the REMIC regulations.

For further information regarding the federal income tax consequences of investing in the certificates, see “Federal Income Tax Consequences” in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

It is expected that the Offered Certificates, other than certain Offered Subordinate Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Certificates that will not constitute “mortgage related securities,” and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of the Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Certificates.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a “Plan”). Plans, insurance companies or other persons investing Plan assets (see “ERISA Considerations” in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter’s exemption, as described under “ERISA Considerations—Underwriter Exemption” in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates. However, the underwriter’s exemption contains several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The underwriter’s exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated “BBB-” or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions. See “ERISA Considerations—Underwriter Exemption” in the prospectus.

GSMSC believes that all of the conditions of the underwriter’s exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates, if offered) will be met at the time of this offering.

A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code. However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of a governmental plan proposing to invest in the Offered Certificates (other than the Residual Certificates, if offered) should consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law. GSMSC makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

The Residual Certificates may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan. The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuer being deemed “plan assets” and the applicability of the Underwriter Exemption or any other applicable exemption prior to making an investment in the Offered Certificates. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an Offered Certificate has not been underwritten by the Underwriters, it will not be eligible to be purchased by Plans under the underwriter exemption. However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriters, or another underwriter that has obtained an individual exemption similar to the underwriter exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the underwriter exemption.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. has agreed to purchase, the Super Senior Certificates. Additionally, GSMSC may agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. may agree to purchase, a portion of the Senior Support Certificates, a portion of the Offered Subordinate Certificates and the Residual Certificates, other than a 0.01% percentage interest in each Residual Certificate that Wells Fargo Bank, in its capacity as Securities Administrator, will retain (such purchased Certificates, if any, together with the Super Senior Certificates, the “Underwritten Certificates” ). An underwriting agreement between GSMSC, Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc. (together with Goldman, Sachs & Co., the “Underwriters”) governs the sale of the Underwritten Certificates. The Underwriters will distribute the Underwritten Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Underwritten Certificates paid to GSMSC and the proceeds from the sale of the Underwritten Certificates realized by the Underwriters will constitute underwriting discounts and commissions.

Certain of the Senior Support Certificates and the Offered Subordinate Certificates, as well as a portion of the Residual Certificates, may not be subject to an underwriting arrangement, as described above (the “Non-Underwritten Certificates” ). On the Closing Date, the Depositor intends to transfer the Non-Underwritten Certificates to an affiliate of the Seller. The Seller or its affiliates may enter into repurchase or secured financing transactions with respect to the Non-Underwritten Certificates so transferred. In addition, Non-Underwritten Certificates may be offered by the Seller or its affiliates from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The prospectus supplement may be supplemented as appropriate in connection with any such future offerings of Non-Underwritten Certificates. Any underwriters or agents that participate in the distribution of the Non-Underwritten Certificates may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

GSMSC has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

Goldman, Sachs & Co. is an affiliate of the Depositor and SunTrust Robinson Humphrey, Inc. is an affiliate of the Sponsor, Seller/Servicer and the Custodian.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings from at least two of Fitch, S&P and Moody’s as set forth in the term sheet. S&P, Moody’s and Fitch will monitor any of their ratings assigned to the Offered Certificates while the offered certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Moody’s or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such Offered Certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Interest Only Certificates are extremely sensitive to prepayments, which the ratings on the certificates do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

GSMSC has not requested a rating on the Offered Certificates by any rating agency other than one or more of the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign. A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest	S-56
Adjustment Date	S-31
Advances	S-61
Affected Senior Certificates	S-70
Affected Subordinate Certificates	S-55
Assessment of Compliance	S-51
Attestation Report	S-51
Auction Call	S-63
Available Distribution Amount	S-62

C

Certificate Account	S-29
Certificate Group	S-55
Certificate Principal Balance	S-54
Certificate Rate	S-56
CFC	S-32
Class Principal Balance	S-54
Closing Date	S-54
Code	S-70
Compensating Interest	S-56
Curtailments	S-58
Custodian	S-29
Cut-Off Date	S-29

D

DBNTC	S-40
Depositor	S-29
Distribution Date	S-55
Due Date	S-31

E

ERISA	S-74
Escrow Account	S-50
Events of Default	S-52
Expense Fee Rate	S-49

F

Fair Market Value Excess	S-63
Fitch	S-54

G

Group Subordinate Amount	S-56
GSMSC	S-29

I

Index	S-31
Initial Rate Adjustment Cap	S-31
Initial Subordination Level	S-55
Interest Accrual Period	S-56
Interest Only Certificates	S-54
IRS	S-72
Issuing Entity	S-29

J

Junior Subordinate Certificates	S-54

L

Lender Paid Mortgage Insurance Rate	S-56
Liquidated Mortgage Loan	S-59

Liquidation Principal	S-59
Liquidation Proceeds	S-59
Loan Group	S-31

M

Margin	S-31
Master Servicer	S-29
Master Servicer Account	S-29
Master Servicer Event of Default	S-46
Maximum Rate	S-31
MERS	S-35
Minimum Rate	S-31
Moody’s	S-54
Mortgage Loan Schedule	S-35
Mortgage Loans	S-29
Mortgaged Property	S-31

N

Net Rate	S-56
Non-Underwritten Certificates	S-76
Notional Amount	S-54

O

Offered Certificates	S-54
OID	S-71
One-Year LIBOR Loan Index	S-34

P

P&I Advance	S-61
Par Value	S-63
Payoffs	S-58
Plan	S-74
Principal Payment Amount	S-57
Principal Prepayment Amount	S-58
PTCE 95-60	S-75

R

Rate Adjustment Cap	S-31
Rating Agencies	S-54
Realized Loss	S-60
Record Date	S-55
REIT	S-74
Residual Certificates	S-54

S

S&P	S-54
Sale and Servicing Agreement	S-31
Scheduled Payments	S-50
Securities Administrator	S-29
Seller	S-31
Senior Certificates	S-54
Senior Percentage	S-58
Senior Prepayment Percentage	S-58
Senior Principal Distribution Amount	S-57
Senior Subordinate Certificates	S-54
Senior Support Certificates	S-54
Servicer	S-47
Servicer Event of Default	S-52
Servicing Advances	S-61
Servicing Fee	S-49
SMMEA	S-74
Statistical Calculation Date	S-30
STI	S-32
Subordinate Certificates	S-54
Subordinate Percentage	S-58

Subordinate Principal Distribution Amount	S-57
Subordination Level	S-56
Subsequent Rate Adjustment Cap	S-31
Subsequent Recoveries	S-60
SunTrust	S-31, 32
Super Senior Certificates	S-54

T

Track	S-55
Trust Agreement	S-29
Trust Fund	S-29
Trustee	S-29

U

U.S. Person	S-73
Underwriters	S-76
Underwritten Certificates	S-76

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________

GS Mortgage Securities Corp.
Depositor

SunTrust Mortgage, Inc.
Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company

Trustee
________________

STARM Mortgage Loan

Trust 2007-4
________________

TERM SHEET SUPPLEMENT
________________

Goldman, Sachs & Co.	SunTrust Robinson Humphrey, Inc.